Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Announces Strong Second Quarter 2021 Results, Reports Significant Progress on Strategic Initiatives, Declares Dividend

•Recognized net income of $1.8 million, or $0.04 per share, driven primarily by a 24% increase in timber sales revenue.
•Produced record Adjusted EBITDA of $17.6 million, an 86% increase over prior year quarter.
•Captured higher U.S. South pulpwood and sawtimber stumpage prices, 25% and 13%, respectively, above prior year quarter at 71% and 19% premiums over market averages.
•Continued to optimize harvest operations based on the company's business model of owning prime timberlands in leading mill markets, focused on delivered wood sales, supplemented by opportunistic stumpage sales.
•Executed several significant strategic initiatives to support broader plan to simplify the business, strengthen capital position and position for future growth.

ATLANTA – August 5, 2021 – CatchMark Timber Trust, Inc. (NYSE: CTT) today reported second quarter 2021 results. The company also declared a cash dividend of $0.135 per share for its common stockholders of record as of August 31, 2021, payable on September 15, 2021.

Brian M. Davis, CatchMark’s President and CEO, said: “CatchMark delivered an exceptionally strong quarter, as we continue to capture significantly higher pricing for both pulpwood and sawtimber from premier timberlands in our U.S. South markets. These pricing advantages more than offset the planned reduction in total harvest volume as we maintained consistent productivity on a per-acre basis. We believe consumption levels and availability of logs in our superior markets can continue to deliver pricing premiums, helped by heightened production in the U.S. South from new sawmills coming on-line over the next 18 months to meet increased demand for lumber products in U.S. housing markets. In addition, the U.S. South continues to meet increased demand from the ongoing decline in Canadian timber production.”

“Second quarter results also benefited from higher year-over-year timberland sales, bringing year-to-date sales to almost 80% of full-year guidance targets. Liquidity remains ample and we further strengthened our capital position, recognizing an $0.8 million gain on the Oglethorpe large disposition and using net proceeds of $7.3 million to pay down outstanding debt. The pending disposition this month of our Pacific Northwest Bandon timberlands will further strengthen our capital position and enable future growth, concentrating in the U.S. South. Importantly, our dividend is covered by operating cash flow and we are on track to meet full-year guidance.

“Also, Triple T’s recent agreement to sell approximately 28% of its timberlands to Hancock Natural Resource Group demonstrates how we have enhanced Triple T’s financial performance and increased its per-acre value. We continue to explore further opportunities to unlock additional value for our Triple T investment partners and CatchMark.”

Second Quarter 2021 Results

The following table summarizes the current quarter and comparable prior year period results:

Exhibit 99.1

FINANCIAL HIGHLIGHTS
(in millions except for tons and acres)	Three Months Ended June 30,		Change
	2021	2020	Dollars, Tons or Acres	%
Results of Operations
Revenues	$31.9	$21.8	$10.1	47%
Net Income (Loss)	$1.8	$(6.2)	$8.0	128%
Adjusted EBITDA	$17.6	$9.4	$8.2	86%

Harvest Volume (tons)	528,007	567,908	(39,901)	(7)%
Acres Sold	4,300	1,100	3,200	291%

Business Segments Overview

Harvest Operations

	Three Months Ended June 30,		Change
(in millions)	2021	2020	$	%
Timber Sales Revenue	$20.1	$16.2	$3.9	24%
Harvest EBITDA	$9.4	$7.4	$2.0	27%

Harvests from CatchMark’s prime timberlands located in strong markets across the U.S. South and in the Pacific Northwest continued to generate significant price premiums over market averages during the second quarter and delivered substantially higher timber sales revenue year-over-year on 7% lower overall volumes. Lower volumes were anticipated and resulted from recent large timberland dispositions.

Robust mill demand in CatchMark's markets was driven by increased housing starts, significant repair and remodeling business, and continued demand for pulp-related products.

U.S. South:
•Timber sales revenue increased $1.8 million, or 13%, year-over-year, resulting from exceptionally strong pricing, partly offset by 10% lower harvest volumes. Harvest volumes reflected consistent productivity on a per-acre basis.

•Pulpwood and sawtimber sales prices were 71% and 19%, respectively, higher than TimberMart-South South-wide averages, and 25% and 13% above CatchMark’s realized prices for the prior year quarter.

Pacific Northwest:
•Timber sales revenue year-over-year increased by $2.1 million, a 131% increase, due to a 75% increase in harvest volume and a 26% increase in delivered sawtimber pricing.

•Increased regional harvest volumes by capitalizing on particularly favorable market conditions for lumber demand that have carried over from late 2020 as the economy accelerated emerging from the pandemic-related downturn.

Todd Reitz, Chief Resources Officer, said: “Despite wet weather in the U.S. South, we maintained consistent delivered and stumpage sales in the region as well as increased delivered volume in the Pacific Northwest, taking advantage of strong sawmill order files in our superior markets. Although the housing surge has slowed slightly, mill inventories remain thin and both sawtimber and pulp markets are buoyed by strong demand, which continues to position us well for the near-term.”

Exhibit 99.1
Real Estate

	Three Months Ended June 30,		Change
(in millions)	2021	2020	$	%
Timberland Sales Revenue	$7.6	$1.7	$6.0	356%
Real Estate EBITDA	$7.3	$1.6	$5.8	372%

Timberland Sales:

•The company sold 4,300 acres during the quarter, 3,200 acres more than in second quarter 2020, and at an 11% higher average price per acre — $1,743 versus $1,564 in second quarter 2020.

•The per-acre sales price increased despite lower average merchantable timber stocking levels and generated an improved margin — 26% in second quarter 2021 versus 13% in second quarter 2020.

•Acres sold in the current period had lower average merchantable timber stocking than our portfolio average.

•Through the second quarter, CatchMark has completed nearly 80% of its full-year 2021 timberland sales target and remains on course to meet guidance.

Acquisitions and Large Dispositions: CatchMark made no acquisitions during the quarter, but completed a large disposition under its capital recycling program — the sale of 5,000 acres in Georgia (Oglethorpe) for $7.5 million. The transaction resulted in recognizing an $0.8 million gain and $7.3 million of net proceeds was used to pay down its outstanding debt balance on the Multi-Draw Term Facility. In addition, CatchMark entered into a definitive agreement on June 21, 2021 to sell 18,100 acres of Oregon timberlands — known as the Bandon property — for $100 million, or $5,536 per acre. CatchMark purchased the Bandon property in August 2018 for $88.8 million, or $4,916 per acre, and expects to recognize a gain on the sale in excess of $20 million in the third quarter of 2021. CatchMark will use most of the net proceeds from the Bandon disposition to pay down its outstanding debt.

Investment Management

	Three Months Ended June 30,		Change
(in millions)	2021	2020	$	%
Asset Management Fee Revenue	$3.2	$2.9	$0.4	12%
Investment Management EBITDA	$3.3	$2.8	$0.5	16%

•The 12% increase in asset management fee revenue year-over-year to $3.2 million resulted from the amended asset management agreement with the Triple T joint venture, which was completed during the second quarter of 2020.

•CatchMark received $0.4 million of distributions from the Dawsonville Bluffs joint venture during the second quarter, including $0.1 million of incentive-based promotes for exceeding investment hurdles. Subsequent to quarter-end, the company received an additional $0.7 million distribution from Dawsonville Bluffs, including incentive-based promotes.

•On July 30, 2021, the Triple T joint venture entered into a definitive agreement to sell 301,000 acres of its 1.1 million acres of prime East Texas timberlands for $498 million, exclusive of transaction costs. The negotiated per-acre sales price of $1,656 compares to Triple T’s $1,264 per-acre acquisition price in July 2018. Sale proceeds will be used to reduce Triple T’s leverage and to pay

Exhibit 99.1
down a portion of the preferred partnership interests in the joint venture. The transaction is expected to close during the third quarter, subject to customary closing conditions.

CAPITAL POSITION AND SHARE REPURCHASES

CatchMark maintained its strong capital position with more than $180 million of liquidity from a combination of credit facilities and cash on hand, as of June 30, 2021.

•Following the Oglethorpe large disposition and the use of $7.3 million in net proceeds to paydown its outstanding balance on the Multi-Draw Term Facility, CatchMark had a cash balance of $22.3 million and $158.2 million of borrowing capacity remaining under its credit facilities, consisting of $123.2 million under the Multi-Draw Term Facility and $35.0 million under the Revolving Credit Facility, as of June 30, 2021.

•On August 4, 2021, CatchMark amended its existing credit agreement to establish a $68.6 million revolver feature on Term Loan A-3 and extend the maturity date of the existing Revolving Credit Facility from 2022 to 2026.

Chief Financial Officer Ursula Godoy-Arbelaez, said: “Under the amended credit agreement, CatchMark can use proceeds from the pending Bandon disposition to further deleverage the company while improving future available debt capacity. We have increased the weighted-average life of our debt while maintaining current competitive pricing. The amendment improves liquidity, flexibility and balance sheet strength, all while maximizing debt capacity for future growth.”

Covered Dividend

•During the second quarter, CatchMark paid $6.6 million of distributions to stockholders, fully covered by net cash provided by operating activities.

Conference Call

The company will host a conference call and live webcast at 10 a.m. ET on Friday, August 6, 2021 to discuss these results. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast is available at www.catchmark.com or here. A replay of this webcast will be archived on the company's website immediately after the call.

About CatchMark

CatchMark (NYSE: CTT) seeks to deliver consistent and growing per share cash flow from disciplined acquisitions and superior management of prime timberlands located in high demand U.S. mill markets. Concentrating on maximizing cash flows throughout business cycles, the company strategically harvests its high-quality timberlands to produce durable revenue growth and takes advantage of proximate mill markets, which provide a reliable outlet for merchantable inventory. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in 1.5 million acres* of timberlands located in Alabama, Georgia, Oregon, South Carolina and Texas. For more information, visit www.catchmark.com.
* As of June 30, 2021

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate,"

Exhibit 99.1
"believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, that we believe consumption levels and availability of logs in our superior markets can continue to deliver pricing premiums, helped by heightened production in the U.S. South from new sawmills coming on-line over the next 18 months to meet increased demand for lumber products in U.S. housing markets; that the pending disposition in the third quarter of our Pacific Northwest Bandon timberlands will further strengthen our capital position and enable future growth; that we are on track to meet full-year guidance; that both sawtimber and pulp markets are buoyed by strong demand, which continues to position us well for the near-term; and that the sale of property by Triple T is expected to close during the third quarter, subject to customary closing conditions. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) the conditions to closing the Bandon disposition may not be satisfied in a timely manner or at all and our gain on the transaction may less than we currently anticipate; (ii) the conditions to closing the Triple T land sale transaction may not be satisfied in a timely manner or at all and Triple T’s proceeds from the transaction could be less than we anticipate; (iii) we may not generate the harvest volumes from our timberlands that we currently anticipate; (iv) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (v) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (vii) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (viii) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (ix) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (x) we may not be able to access external sources of capital at attractive rates or at all; (xi) potential increases in interest rates could have a negative impact on our business; (xii) our share repurchase program may not be successful in improving stockholder value over the long-term; (xiii) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; (xiv) we may not be successful in effectively managing the Triple T joint venture and the anticipated benefits of the joint venture may not be realized, including that our asset management fee could be deferred or decreased and our investment in the joint venture may lose some or all of its value; and (xv) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

###

Contacts

Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except for per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Timber sales	$20,111	$16,173	$40,260	$34,339
Timberland sales	7,632	1,673	10,989	6,452
Asset management fees	3,211	2,857	6,329	5,832
Other revenues	986	1,054	2,048	2,106
	31,940	21,757	59,626	48,729
Expenses
Contract logging and hauling costs	8,825	6,978	17,556	14,255
Depletion	6,657	6,707	14,382	13,648
Cost of timberland sales	5,641	1,463	7,796	4,885
Forestry management expenses	1,707	1,671	3,594	3,505
General and administrative expenses	3,094	3,024	6,694	10,291
Land rent expense	20	96	133	220
Other operating expenses	1,714	1,585	3,427	3,221
	27,658	21,524	53,582	50,025

Other income (expense):
Interest income	—	4	1	50
Interest expense	(3,337)	(4,070)	(6,265)	(8,027)
Gain (loss) on large dispositions	759	(5)	759	1,274
	(2,578)	(4,071)	(5,505)	(6,703)

Income (loss) before unconsolidated joint ventures and income taxes	1,704	(3,838)	539	(7,999)

Income (loss) from unconsolidated joint ventures:
Triple T	—	(2,311)	—	(2,311)
Dawsonville Bluffs	49	(34)	663	(122)
	49	(2,345)	663	(2,433)

Net income (loss)	1,753	(6,183)	1,202	(10,432)
Net income attributable to noncontrolling interest	4	—	3	—
Net income (loss) attributable to common stockholders	$1,749	$(6,183)	$1,199	$(10,432)

Weighted-average common shares outstanding - basic	48,421	48,744	48,398	48,866
Income (loss) per share - basic	$0.04	$(0.13)	$0.02	$(0.21)

Weighted-average common shares outstanding - diluted	48,562	48,744	48,513	48,866
Income (loss) per share - diluted	$0.04	$(0.13)	$0.02	$(0.21)

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except for per-share amounts)

	June 30, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$22,291	$11,924
Accounts receivable	7,615	8,333
Prepaid expenses and other assets	6,349	5,878
Operating lease right-of-use asset	2,680	2,831
Deferred financing costs	125	167
Timber assets:
Timber and timberlands, net	475,354	576,680
Intangible lease assets	3	5
Assets held for sale	75,940	—
Investment in unconsolidated joint ventures	1,907	1,510
Total assets	$592,264	$607,328

Liabilities:
Accounts payable and accrued expenses	$5,595	$4,808
Operating lease liability	2,849	2,988
Other liabilities	23,149	32,130
Notes payable and lines of credit, net of deferred financing costs	430,659	437,490
Total liabilities	462,252	477,416

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 48,906 and 48,765 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	489	488
Additional paid-in capital	729,155	728,662
Accumulated deficit and distributions	(584,368)	(572,493)
Accumulated other comprehensive loss	(16,731)	(27,893)
Total stockholders’ equity	128,545	128,764
Noncontrolling Interest	1,467	1,148
Total equity	130,012	129,912
Total liabilities and equity	$592,264	$607,328

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$1,753	$(6,183)	$1,202	$(10,432)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion	6,657	6,707	14,382	13,648
Basis of timberland sold, lease terminations and other	5,701	1,721	7,667	4,997
Stock-based compensation expense	767	705	1,386	2,577
Noncash interest expense	586	1,064	1,171	1,771
Noncash lease expense	6	10	11	20
Other amortization	44	42	87	83
Gain (loss) on large dispositions	(759)	5	(759)	(1,274)
(Income) loss from unconsolidated joint ventures	(49)	2,345	(663)	2,433
Interest paid under swaps with other-than-insignificant financing element	1,438	1,152	2,845	1,492
Changes in assets and liabilities:
Accounts receivable	(747)	(1,146)	(258)	473
Prepaid expenses and other assets	282	50	497	409
Accounts payable and accrued expenses	220	80	878	2,656
Other liabilities	2,561	2,219	1,606	1,177
Net cash provided by operating activities	18,460	8,771	30,052	20,030

Cash Flows from Investing Activities:
Capital expenditures (excluding timberland acquisitions)	(1,003)	(1,054)	(3,320)	(3,766)
Investment in unconsolidated joint ventures	—	(5,000)	—	(5,000)
Distributions from unconsolidated joint ventures	266	—	266	400
Net proceeds from large dispositions	7,340	—	7,340	20,863
Net cash provided by (used in) investing activities	6,603	(6,054)	4,286	12,497

Cash Flows from Financing Activities:
Repayments of notes payable	(7,295)	—	(7,295)	(20,850)
Proceeds from notes payable	—	5,000	—	5,000
Financing costs paid	(3)	(974)	(7)	(1,004)
Interest paid under swaps with other-than-insignificant financing element	(1,438)	(1,152)	(2,845)	(1,492)
Dividends/distributions paid	(6,563)	(6,541)	(13,128)	(13,189)
Repurchases of common shares	(80)	(78)	(158)	(2,130)
Repurchase of common shares for minimum tax withholding	(49)	(34)	(538)	(999)
Net cash used in financing activities	(15,428)	(3,779)	(23,971)	(34,664)
Net change in cash and cash equivalents	9,635	(1,062)	10,367	(2,137)
Cash and cash equivalents, beginning of period	12,656	10,412	11,924	11,487
Cash and cash equivalents, end of period	$22,291	$9,350	$22,291	$9,350

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
SELECTED DATA (UNAUDITED)

	2021			2020
	Q1	Q2	YTD	Q1	Q2	YTD
Consolidated
Timber Sales Volume (tons, '000)
Pulpwood	273	300	573	324	354	679
Sawtimber (1)	252	228	480	271	214	484
Total	525	528	1,053	595	568	1,163

Harvest Mix
Pulpwood	52%	57%	54%	54%	62%	58%
Sawtimber (1)	48%	43%	46%	46%	38%	42%

Period-end Acres ('000)
Fee	385	375	375	393	392	392
Lease	15	15	15	22	22	22
Wholly-owned total	400	390	390	415	414	414
Joint venture interest (5)	1,081	1,080	1,080	1,092	1,092	1,092
Total	1,481	1,470	1,470	1,507	1,506	1,506

U.S. South
Timber Sales Volume (tons, '000)
Pulpwood	271	297	568	320	352	672
Sawtimber (1)	205	194	399	250	195	445
Total	476	491	967	570	547	1,117

Harvest Mix
Pulpwood	57%	61%	59%	56%	64%	60%
Sawtimber (1)	43%	39%	41%	44%	36%	40%
Delivered % as of total volume	74%	77%	76%	63%	61%	62%
Stumpage % as of total volume	26%	23%	24%	37%	39%	38%

Net Timber Sales Price ($ per ton) (2)
Pulpwood	$14	$15	$15	$13	$12	$13
Sawtimber (1)	$25	$26	$25	$23	$23	$23

Timberland Sales
Gross sales ('000)	$3,357	$7,632	$10,989	$4,779	$1,673	$6,452
Acres sold	1,800	4,300	6,100	3,000	1,100	4,100
% of fee acres	0.5%	1.2%	1.6%	0.7%	0.3%	1.0%
Price per acre (3)	$1,923	$1,743	$1,794	$1,627	$1,564	$1,611

Large Dispositions (4)
Gross sales ('000)	$—	$7,536	$7,536	$21,250	$—	$21,250
Acres sold	—	5,000	5,000	14,400	—	14,400
Price per acre (7)	$—	$1,522	$1,522	$1,474	$—	$1,474
Gain ('000)	$—	$759	$759	$1,274	$—	$1,274

Pacific Northwest
Timber Sales Volume (tons,'000)
Pulpwood	2	3	5	4	3	7
Sawtimber (1)	47	34	81	21	18	39
Total	49	37	86	25	21	46

Harvest Mix
Pulpwood	4%	8%	6%	18%	13%	15%
Sawtimber	96%	92%	94%	82%	87%	85%
Delivered % as of total volume	100%	100%	100%	84%	100%	91%
Stumpage % as of total volume	—%	—%	—%	16%	—%	9%

Delivered Timber Sales Price ($ per ton) (2) (6)
Pulpwood	$30	$30	$30	$31	$29	$30
Sawtimber	$104	$106	$105	$91	$84	$87

(1)    Includes chip-n-saw and sawtimber.
(2)    Prices per ton are rounded to the nearest dollar.
(3)    Excludes value of timber reservations. For the three months ended June 30, 2021 and 2020, we retained 49,000 tons and 25,000 tons of merchantable inventory, with a sawtimber mix of 32% and 62%, respectively, for 2021 and 2020. For the six months ended June 30, 2021 and 2020, we retained 59,000 tons and 115,000 tons of merchantable inventory, with a sawtimber mix of 36% and 52%, respectively.
(4)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(5)    Represents properties owned by Triple T joint venture in which CatchMark owns a common partnership interest and has contributed 22.0% of total equity contributions; and Dawsonville Bluffs, LLC, a joint venture in which CatchMark owns a 50% membership interest. CatchMark serves as the manager for both of these joint ventures.
(6)    Delivered timber sales price includes contract logging and hauling costs.
(7)    Excludes value of timber reservations, which retained 56,300 tons of merchantable inventory, with a sawtimber mix of 55% for the six months ended June 30, 2020.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$1,753	$(6,183)	$1,202	$(10,432)
Add:
Depletion	6,657	6,707	14,382	13,648
Interest expense (2)	2,752	3,006	5,094	6,256
Amortization (2)	636	1,116	1,269	1,874
Depletion, amortization, basis of timberland, mitigation credits sold included in loss from unconsolidated joint venture (3)	15	—	103	—
Basis of timberland sold, lease terminations and other (4)	5,701	1,721	7,667	4,997
Stock-based compensation expense	767	705	1,386	2,577
(Gain) loss on large dispositions (5)	(759)	5	(759)	(1,274)
HLBV loss from unconsolidated joint venture (6)	—	2,311	—	2,311
Post-employment benefits (7)	7	11	23	2,297
Other (8)	48	36	147	70
Adjusted EBITDA (1)	$17,577	$9,435	$30,514	$22,324

(1)    Adjusted EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, or HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. By providing this non-GAAP financial measure, together with the reconciliation above, we believe we are enhancing investors' understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in isolation or as an alternative to, or substitute for net income, cash flow from operations, or other financial statement data presented in accordance with GAAP in our consolidated financial statements as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.
(2)    For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations.
(3)    Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs joint venture.
(4)    Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(5)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(6)    Reflects HLBV losses from the Triple T joint venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.
(7)    Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents paid in installments over agreed-upon periods of time.
(8)    Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
ADJUSTED EBITDA BY SEGMENT (UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Timber sales	$20,111	$16,173	$40,260	$34,339
Other revenue	986	1,054	2,048	2,106
(-) Contract logging and hauling costs	(8,825)	(6,978)	(17,556)	(14,255)
(-) Forestry management expenses	(1,707)	(1,671)	(3,594)	(3,505)
(-) Land rent expense	(20)	(96)	(133)	(220)
(-) Other operating expenses	(1,714)	(1,585)	(3,427)	(3,221)
(+) Stock-based compensation	143	82	250	197
(+/-) Other	393	409	446	554
Harvest EBITDA	9,367	7,388	18,294	15,995

Timberland sales	7,632	1,673	10,989	6,452
(-) Cost of timberland sales	(5,641)	(1,463)	(7,796)	(4,885)
(+) Basis of timberland sold	5,342	1,342	7,284	4,503
Real Estate EBITDA	7,333	1,552	10,477	6,070

Asset management fees	3,211	2,857	6,329	5,832
Unconsolidated Dawsonville Bluffs joint venture EBITDA	64	(34)	766	(122)
Investment Management EBITDA	3,275	2,823	7,095	5,710

Total Operating EBITDA	19,975	11,763	35,866	27,775

(-) General and administrative expenses	(3,094)	(3,024)	(6,694)	(10,291)
(+) Stock-based compensation	624	623	1,136	2,380
(+) Interest income	—	4	1	50
(+) Post-employment benefits	7	11	23	2,297
(+/-) Other	65	58	182	113
Corporate EBITDA	(2,398)	(2,328)	(5,352)	(5,451)

Adjusted EBITDA	$17,577	$9,435	$30,514	$22,324

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CASH AVAILABLE FOR DISTRIBUTION (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash Provided by Operating Activities	$18,460	$8,771	$30,052	$20,030
Capital expenditures (excluding timberland acquisitions)	(1,003)	(1,054)	(3,320)	(3,766)
Working capital change	(2,316)	(1,203)	(2,723)	(4,715)
Distributions from unconsolidated joint ventures	266	—	266	400
Post-employment benefits	7	11	23	2,297
Interest paid under swaps with other-than-insignificant financing element	(1,438)	(1,152)	(2,845)	(1,492)
Other	48	36	147	70
Cash Available for Distribution (1)	$14,024	$5,409	$21,600	$12,824

Adjusted EBITDA	$17,577	$9,435	$30,514	$22,324
Interest paid	(2,752)	(3,006)	(5,094)	(6,256)
Capital expenditures (excluding timberland acquisitions)	(1,003)	(1,054)	(3,320)	(3,766)
Distributions from unconsolidated joint ventures	266	—	266	400
Adjusted EBITDA from unconsolidated joint ventures	(64)	34	(766)	122
Cash Available for Distributions (1)	$14,024	$5,409	$21,600	$12,824

Dividends / distributions paid	$6,563	$6,541	$13,128	$13,189

Weighted-average shares outstanding - basic, end of period	48,421	48,744	48,398	48,866

Dividends per Share	$0.135	$0.135	$0.270	$0.270

(1)    Cash Available for Distribution (CAD) is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.